Decatur

Commercial Lease

THIS LEASE made as of March 15th, 2007, between **Robert Handal or his designee**, owner of 4430 North Decatur, Las Vegas NV (the "Landlord") and **MK Automotive or it's designee**, of 5833 W. Tropicana, Las Vegas NV 89103 (the "Tenant").

IN CONSIDERATION of the mutual covenants contained herein, the Landlord and Tenant hereby agree as follows:

1. **Grant**. The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Decatur Autotech store, premises known municipally 4430 North Decatur, Las Vegas NV . commencing on April 1st, 2007 and ending on March 31st, 2012 (the "Termination Date"), subject to the terms and conditions of this Lease. There shall be two consecutive 5 year options to renew running through March 31st, 2022.

2. **Rent**. The Tenant shall pay to the Landlord, during each year of the Term, as rent for the Leased Premises $7,500 per month, in advance and without notice or demand in monthly installments commencing on the Commencement Date. Rent shall adjust upward annually at the rate of 3%, or the CPI whichever is higher. All amounts payable by the Tenant to the Landlord pursuant to this Lease shall be deemed to be Rent and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of rent.

3. **Net Lease**. It is the intent of the Landlord and the Tenant that this Lease shall be fully net to the Landlord. All expenses, taxes, or miscellaneous costs arising from occupying, operation and maintenance of the premises are payable by tenant

4. **Landlord's Covenants**. The Landlord covenants with the Tenant:

   (a) for quiet enjoyment of the Leased Premises; and

   (b) to observe and perform all the covenants and obligations of the Landlord.

5. **Tenant's Covenants**. The Tenant covenants with the Landlord:

   (a) to pay all amounts payable by the Tenant to the Landlord under this Lease (collectively the "Rent");

   (b) to observe and perform all the covenants and obligations of the Tenant;

   (c) to use the Leased Premises only for the business of automotive service and repair and any uses ancillary thereto.

   (d) to assume full responsibility for the operation, maintenance and appearance of the Leased Premises and for the repair or replacement of all fixtures or chattels located therein or thereon. Landlord will have the right to inspect and approve any

improvements to the property as well as set the standard of appearance deemed appropriate for the location.

(e) to take out and maintain, for benefit of the Landlord its agents and employees, the Tenant and each mortgagee of the Leased Premises as their interests may appear, comprehensive liability insurance with limits of not less than $1,000,000 per occurrence, or any other form or forms of insurance as the Landlord may reasonably require. The tenant will provide property insurance for the replacement cost of the building and land improvements with a minimum building value of $750,000. The Tenant shall provide the Landlord with evidence of each such insurance policy which the landlord will approve each October during the term.

(f) to pay and discharge as Rent the cost of all heating, cooling, ventilating and air conditioning required in the Leased Premises and the cost of all repairs, replacements and improvements to the heating, ventilating, air conditioning and other service and utility systems;

(g) to maintain the Leased Premises and all improvements therein in good order and condition;

(h) to pay all of the costs and expenses associated with the Tenant's obligations directly to the appropriate party as they come due and shall, at the Landlord's request, provide the Landlord with copies of receipts or other proof acceptable to the Landlord that such costs have been paid.

6. **Alterations by Tenant**. The Tenant may from time to time at its own expense make changes, additions and improvements to the Leased Premises to better adapt the same to its business, provided that any change, addition or improvement shall be made only after obtaining consent of the Landlord, and shall be carried out in a good and workmanlike manner and only by persons reasonably approved by the Landlord. The Tenant shall pay promptly when due all costs for work done or caused to be done by the Tenant in the Leased Premises which could result in any lien or encumbrance on the Landlord's interest in the property.

7. **Limitation of Landlord's Liability**. The Landlord and its agents and employees shall not be liable for any damage to the Leased Premises or any property located therein caused by any latent defect or by steam, water, rain or snow which may leak into, issue or flow from any part of the Leased Premises or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place or from any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or for any damage caused by anything done or omitted to be done by any person or for damage caused by interruption or failure of any service or utility or for damage however caused to merchandise, stock in trade, books, records, files, money, securities, negotiable instruments, papers or other valuables.

8. **Late Fees**. A late fee of 10% of the rent due will be assessed and be payable if the rent is not received by the Landlord by the 10th of the month the rent is due.

9. **Events of Default**. Upon the occurrence of any of the following events (an "Event of Default"):

(a) all or any part of the Rent hereby reserved is not paid when due and upon written notice by the Landlord default continues for five (5) days after notice thereof; or

(b) the Term or any goods, merchandise, stock in trade, chattels or equipment of the Tenant is seized or is taken in execution or in attachment or if a writ of execution is issued against the Tenant or if a creditor takes possession thereof; or

(c) the Tenant or any person or corporation bound to perform the obligations of the Tenant hereunder either as guarantor or indemnifier or as one of the parties constituting the Tenant takes any steps or suffers any order to be made for its winding-up or other termination of its corporate existence or becomes insolvent or commits an act of bankruptcy or becomes bankrupt; or

(d) the Tenant fails to observe, perform and keep each and every of the covenants, agreements and conditions herein contained to be observed, performed and kept by the Tenant and persists in the failure after 10 days notice by the Landlord requiring the Tenant to remedy, correct, desist or comply (or if any breach would reasonably require more than 10 days to rectify.

the Landlord may, at its option, and in addition to and without prejudice to all rights and remedies of the Landlord available to it either by any other provision of this Lease or by statute or the general law:

(i) without notice or any form of legal process, forthwith re-enter upon and take possession of the Leased Premises or any part thereof in the name of the whole and re-let the Leased Premises or any part thereof on behalf of the Tenant or otherwise as the Landlord sees fit and remove and sell the Tenant's merchandise, stock in trade, goods, chattels and trade fixtures therefrom, any rule of law or equity to the contrary notwithstanding;

(ii) seize and sell such goods, chattels and equipment of the Tenant as are in the Leased Premises and may apply the proceeds thereof to all Rent to which the Landlord is then entitled under this Lease. Any such sale may be effected by public auction or otherwise, and either in bulk or by individual item, all as the Landlord in its sole discretion may decide;

(iii) terminate this Lease by leaving upon the Leased Premises ten (10) days prior written notice of the termination, and termination shall be without prejudice to the Landlord's right to damages; it being agreed that the Tenant shall pay to the Landlord as damages the loss of income of the

Landlord to be derived from the Leased Premises for the unexpired portion of the Term had it not been terminated, provided that the Landlord shall not be entitled in any event to receive any damages greater than those damages the Landlord would be entitled to receive at law; or

(iv) re-enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of the Landlord's former estate, anything herein contained to the contrary notwithstanding;

and the Tenant shall pay to the Landlord forthwith upon demand all expenses of the Landlord in re-entering, terminating, re-letting, collecting sums due or payable by the Tenant or realizing upon assets seized including tenant inducements, leasing commissions, legal fees on a solicitor and client basis and all disbursements and the expense of keeping the Leased Premises in good order, and preparing the same for re-letting.

10. **No Assignment By Tenant**. The Tenant shall not assign, sublet, pledge or transfer this Lease or any interest therein or in any way part with possession of all or any part of the Leased Premises, or permit all or any part of the Leased Premises to be used or occupied by any other person without the Landlord's prior written consent, which consent may not be unreasonably withheld.

11. **Surrender**. Upon the expiration or other termination of the Term, the Tenant shall immediately quit and surrender possession of the Leased Premises and all leasehold improvements in substantially the condition in which the Tenant is required to maintain the Leased Premises excepting only reasonable wear and tear, and upon surrender, all right, title, and interest of the Tenant in the Leased Premises shall cease.

12. **Overholding**. If the Tenant continues to occupy the Leased Premises after the expiration or other termination of the Term without any further written agreement, the Tenant shall be a monthly tenant at an Minimum Rent equal to two times the Minimum Rent paid by the Tenant immediately prior to the expiration or other termination of the Term but subject to all other provisions in this Lease.

13. **Sale of property.** In the event the Landlord wishes to sell either property the tenant shall cooperate with the transaction. The tenant will have the right of first refusal to purchase either property.

14. **Entire Agreement**. There is no promise, representation or undertaking by or binding upon the Landlord except such as are expressly set forth in this Lease, and this Lease including the Schedules contains the entire agreement between the parties hereto.

15. **Governing Law**. This Lease shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.

16. **Amendment or Modification**. No amendment, modification or supplement to this Lease shall be valid or binding unless set out in writing and executed by the Landlord and the Tenant.

17. **Force Majeure**. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent tot he period of such delay.

18. **Severability**. All of the provisions of this Lease are to be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as thought he provision had never been included.

19. **Successors and Assigns**. This Lease shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors and administrators and the permitted successors and assigns of the Tenant.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the date first set forth above.

3/15/07

Robert Handal Dated:

Robert Handal

[NAME OF LANDLORD]

3/15/07

Mike Murphy Dated:

M. R. Murphy

[NAME OF TENANT]